MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING


                        Dated as of September 29, 1998


                                      by


                          __________________________
                                 as Mortgagor


                           to and for the benefit of


                         SALOMON BROTHERS REALTY CORP.
                                 as Mortgagee


                                  RETURN TO:


                               Latham & Watkins
                         885 Third Avenue, Suite 1000
                           New York, New York  10022
                       Attention:  Brian Krisberg, Esq.

                               TABLE OF CONTENTS
                                                                           Page

1.  Payment of Debt and Incorporation of Covenants, Conditions and
    Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
2.  Warranty of Title.. . . . . . . . . . . . . . . . . . . . . . . . . . .4
3.  Insurance.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
4.  Payment of Taxes and Other Charges. . . . . . . . . . . . . . . . . . 10
5.  Tax and Insurance Escrow Fund.. . . . . . . . . . . . . . . . . . . . 10
6.  Replacement Reserve Fund. . . . . . . . . . . . . . . . . . . . . . . 11
7.  Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
8.  Representations Concerning Loan.. . . . . . . . . . . . . . . . . . . 13
9.  Single Purpose Entity/Separateness. . . . . . . . . . . . . . . . . . 14
10. Maintenance of Mortgaged Property.. . . . . . . . . . . . . . . . . . 16
11. Use of Mortgaged Property.. . . . . . . . . . . . . . . . . . . . . . 17
12. Transfer or Encumbrance of the Mortgaged Property.. . . . . . . . . . 17
13. Estoppel Certificates and No Default Affidavits.. . . . . . . . . . . 20
14. Taxes on Security; Documentary Stamps; Intangibles Tax. . . . . . . . 21
15. No Credits on Account of the Debt.. . . . . . . . . . . . . . . . . . 22
16. Controlling Agreement.. . . . . . . . . . . . . . . . . . . . . . . . 22
17. Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . 22
18. Performance of Other Agreements.. . . . . . . . . . . . . . . . . . . 24
19. Further Acts, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . 24
20. Recording of Mortgage, Etc. . . . . . . . . . . . . . . . . . . . . . 26
21. Reporting Requirements. . . . . . . . . . . . . . . . . . . . . . . . 26
22. Events of Default.. . . . . . . . . . . . . . . . . . . . . . . . . . 26
23. Notice and Cure.. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
24. Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
25. Security Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 34
26. Right of Entry. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
27. Actions and Proceedings.. . . . . . . . . . . . . . . . . . . . . . . 35
28. Waiver of Setoff and Counterclaim, Marshalling, Statute of Limitations,
    Automatic or Supplemental Stay, Etc.. . . . . . . . . . . . . . . . . 35
29. Contest of Certain Claims.. . . . . . . . . . . . . . . . . . . . . . 36
30. Recovery of Sums Required to Be Paid. . . . . . . . . . . . . . . . . 37
31. Handicapped Access. . . . . . . . . . . . . . . . . . . . . . . . . . 37
32. Indemnification.. . . . . . . . . . . . . . . . . . . . . . . . . . . 38
33. Reserved. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
34. Notices.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
35. Authority.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
36. ERISA.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
37. Waiver of Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
38. Remedies of Mortgagor.. . . . . . . . . . . . . . . . . . . . . . . . 39
39. Sole Discretion of Mortgagee. . . . . . . . . . . . . . . . . . . . . 39
40. Non-Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
41. Liability.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
42. Inapplicable Provisions.. . . . . . . . . . . . . . . . . . . . . . . 40
43. Headings, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
44. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
45. Definitions.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
46. Homestead.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
47. Assignments.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
48. Survival of Obligations; Survival of Warranties and Representations.. 41
49. Covenants Running with the Land.. . . . . . . . . . . . . . . . . . . 41
50. Governing Law; Jurisdiction.. . . . . . . . . . . . . . . . . . . . . 41
51. Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
52. No Third-Party Beneficiaries. . . . . . . . . . . . . . . . . . . . . 42
53. Relationship of Parties.. . . . . . . . . . . . . . . . . . . . . . . 42
54. Exculpation.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
55. Investigations. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
56. Assignment of Leases and Rents. . . . . . . . . . . . . . . . . . . . 42
57. WAIVER OF RIGHT TO TRIAL BY JURY. . . . . . . . . . . . . . . . . . . 42

                   MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING

          THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as the same may be amended, restated, extended, supplemented or otherwise modified from time to time, the "Mortgage"), is made as of the 29th day of September 1998, by ____________________, a _______________________,
having its principal place of business at 128 Fayette Street, Conshohocken, Pennsylvania 19428 ("Mortgagor"), to and for the benefit of Salomon Brothers Realty Corp., a New York corporation, having its principal place of business at Seven World Trade Center, New York, New York 10048 ("Mortgagee"), the mortgagee hereunder.

                             W I T N E S S E T H:

          To secure the payment of an indebtedness in the principal sum of SIXTY-FIVE MILLION, NINE HUNDRED AND NO/100 DOLLARS ($65,900,000),(1) lawful money of the United States of America, to be paid with interest according to a certain note dated the date hereof made on a joint and several basis by Mortgagor and _______________(2) to Mortgagee (the note together with all extensions, renewals or modifications thereof being hereinafter collectively called the "Note") and all other sums due hereunder, or otherwise due under the Loan Documents (as defined in the Note) (said indebtedness, interest and all sums due hereunder and under the Note and any other Loan Documents being collectively called the "Debt"), and all of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Debt) made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in the Loan Documents (the "Obligations"), Mortgagor has mortgaged, given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed, pledged, assigned, and hypothecated and by these presents does hereby mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate unto Mortgagee the real property described in Exhibit A attached hereto (the "Premises") and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the "Improvements");

          TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements together with the following property, rights, interests and estates being hereinafter described are collectively referred to herein as the "Mortgaged Property"):

          (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders,
__________________________
(1)  To be modified in states with mortgage recording taxes.
(2)  To be filled in.

and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

          (b) all machinery, equipment, fixtures (including but not limited to all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively called the "Equipment"), including the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Mortgagor in and to any of the Equipment which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Mortgaged Property is located (the "Uniform Commercial Code") superior in lien to the lien of this Mortgage;

          (c) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain or condemnation (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Mortgaged Property;

          (d) all leases and subleases (including, without limitation, all guarantees thereof) and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (the "Leases") and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements (the "Rents"), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

          (e) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property or any part thereof;

          (f) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of the Mortgagee in the Mortgaged Property or any part thereof;

          (g) all accounts, escrows, reserves, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, permits, consents, licenses, management agreements, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Mortgaged Property), approvals, actions, refunds or real estate taxes and assessments (and any other governmental impositions related to the Mortgaged Property), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Mortgaged Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon;

          (h) any and all proceeds and products of any of the foregoing and any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Debt and the performance of Mortgagor's obligations under the Loan Documents, including (without limitation) the Tax and Insurance Escrow Fund (hereafter defined), the Replacement Reserve Fund (hereafter defined), the Deposit Account, the Collection Account and the Expense Account (each as defined in the Cash Management, Collateral and Security Agreement (hereafter defined)) and any other escrows set forth in the Loan Documents;

          (i) all accounts receivable, contract rights, interests, estate or other claims, both in law and in equity, which Mortgagor now has or may hereafter acquire in the Mortgaged Property or any part thereof; and

          (j) all rights which Mortgagor now has or may hereafter acquire, to be indemnified and/or held harmless from any liability, loss, damage, cost or expense (including, without limitation, attorneys' fees and disbursements) relating to the Mortgaged Property or any part thereof.

          TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Mortgagee, and the successors and assigns of Mortgagee, forever;

          PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Debt at the time and in the manner provided in the Note and this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

          AND Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

          1. Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Mortgagor shall pay the Debt at the time and in the manner provided in the Note and in this Mortgage. Mortgagor will duly and punctually perform all of the covenants, conditions and agreements contained in the Note, this Mortgage and the other Loan Documents all of which covenants, conditions and agreements are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

          2. Warranty of Title. Mortgagor warrants that Mortgagor has good, marketable and insurable title to the Mortgaged Property and has the right to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that Mortgagor possess an unencumbered fee estate in the Premises and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Mortgage. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever.

          3. Insurance. (a) Mortgagor, at its sole cost and expense, will keep the Mortgaged Property insured during the entire term of this Mortgage for the mutual benefit of Mortgagor and Mortgagee against loss or damage by fire, lightning, wind and such other perils as are included in a standard "all-risk" or "special causes of loss" form and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to the greatest of (i) the then full replacement cost of the Improvements and Equipment, without deduction for physical depreciation, (ii) the Allocated Loan Amount of the Mortgaged Property (as such term is defined in the Cash Management, Collateral and Security Agreement), and (iii) such amount that the insurer would not deem Mortgagor a co-insurer under said policies. The policies of insurance carried in accordance with this section shall be paid annually in advance and shall contain a "Replacement Cost Endorsement" with a waiver of depreciation and an "Agreed Amount Endorsement". The policies shall have a deductible no greater than $100,000 unless agreed to by Mortgagee.

               (b) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall also obtain and maintain during the entire term of this Mortgage the following Policies:

                    (i) Flood insurance if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (and any amendment or successor act thereto) in an amount at least equal to the least of (A) the full replacement cost of the Improvements and the Equipment within the parts of the Mortgaged Property so affected, (B) the Allocated Loan Amount of the Mortgaged Property or (C) the maximum limit of coverage available with respect to the Improvements and Equipment under said Act. Mortgagor hereby agrees to pay Mortgagee such fees as may be permitted under applicable law for the costs incurred by Mortgagee in reasonably determining, from time to time, whether the Mortgaged Property is then located within such area.

                    (ii) Comprehensive General Liability or Commercial General Liability insurance, including a broad form comprehensive general liability endorsement and coverage for broad form property damage, contractual damages, personal injuries (including death resulting therefrom) and a liquor liability endorsement if liquor is sold on the Mortgaged Property, containing minimum limits of liability of $2 million for the Mortgaged Property for both injury to or death of a person and for property damage per occurrence, and such other liability insurance reasonably requested by Mortgagee. In addition, at least $10 million for the Mortgaged Property excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Mortgagor and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of the Mortgaged Property.

                    (iii) Rental loss and/or business interruption insurance for a period of 12 months in an amount equal to the greater of (A) estimated gross revenues from the operations of the Mortgaged Property over 12 months or (B) the projected operating expenses (including stabilized management fees, applicable reserve deposits, and debt service) for the maintenance and operation of the Mortgaged Property over 12 months. The amount of such rental loss insurance shall be increased from time to time during the term of this Mortgage as and when new Leases and renewal Leases are entered into in accordance with the terms of this Mortgage, to reflect all increased rent and increased additional rent payable by all of the tenants under such Leases.

                    (iv) Insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements and including broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on, or about the Premises and the Improvements. Coverage is required in an amount at least equal to the full replacement cost of such equipment and the building or buildings housing same. Coverage must extend to electrical equipment, sprinkler systems, heating and air conditioning equipment, refrigeration equipment and piping.

                    (v) If the Mortgaged Property includes commercial property, worker's compensation insurance with respect to any employees of Mortgagor, as required by any governmental authority or legal requirement.

                    (vi) During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Mortgaged Property against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Mortgagee may request, in form and substance acceptable to Mortgagee.

                    (vii) Ordinance or law coverage to compensate for the cost of demolition, increased cost of construction, and loss to any undamaged portions of the Improvements.

                    (viii) If applicable, earthquake insurance in an amount equal to the lesser of the initial Allocated Loan Amount of the Mortgaged Property and the maximum amount permitted by law.

                    (ix) Windstorm insurance in an amount equal to the lesser of the initial Allocated Loan Amount of the Mortgaged Property and the maximum amount permitted by law.

                    (x) Such other insurance as may from time to time be reasonably required by Mortgagee in order to protect its interests; provided, such insurance is consistent with the types of insurance required by other lenders of mortgage loans secured by properties of a similar type in a similar geographic area.

               (c) All Policies (i) shall be issued by companies approved by Mortgagee and licensed to do business in the state where the Mortgaged Property is located, with a claims paying ability rating of "AA" or better by Standard & Poor's Ratings Services and a rating of "A:VIII" or better in the current Best's Insurance Reports; (ii) shall be maintained throughout the term of this Mortgage without cost to Mortgagee; (iii) shall contain a Non-Contributory Standard Mortgagee Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Mortgagee as the person to which all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Mortgagee; (v) shall be maintained throughout the term of the Mortgage without cost to Mortgagee; (vi) shall be assigned and the originals (or duplicate originals, if a blanket policy) delivered to Mortgagee (including certified copies of the Policies in effect on the date hereof within thirty
(30) days after the closing of the Loan); (vii) shall contain such provisions as Mortgagee deems reasonably necessary or desirable to protect its interest (including, without limitation, endorsements providing that neither Mortgagor, Mortgagee nor any other party shall be a co-insurer under said Policies and that Mortgagee shall receive at least thirty (30) days prior written notice of any modification or cancellation); provided, such insurance is consistent with the types of insurance required by other lenders of mortgage loans secured by properties of a similar type in a similar geographic area, (viii) shall be for a term of not less than one year, (ix) shall be issued by an insurer licensed in the state in which the Mortgaged Property is located, (x) shall provide that Mortgagee may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or reissuance, and such payments shall be accepted by the insurer to prevent same, (xi) shall be reasonably satisfactory in form and substance to Mortgagee and shall be approved by Mortgagee as to amounts, form, risk coverage, deductibles, loss payees and insureds; and (xii) shall provide that all claims shall be allowable on events as they occur. Upon demand therefor, Mortgagor shall reimburse Mortgagee as provided in Section 24(a) for all of Mortgagee's (or its servicer's) reasonable costs and expenses incurred in obtaining any or all of the Policies or otherwise causing the compliance with the terms and provisions of this Section 3, including (without limitation) obtaining updated flood hazard certificates and replacement of any so-called "forced placed" insurance coverages.
Mortgagor shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and shall furnish to Mortgagee evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Mortgagee (provided, however, that Mortgagor is not required to furnish such evidence of payment to Mortgagee in the event that such Insurance Premiums have been paid by Mortgagee pursuant to Section 5 hereof). If Mortgagor does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Mortgagee may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Mortgagor agrees to reimburse Mortgagee for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Mortgagee, Mortgagor shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Mortgagee, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like; provided, such insurance is consistent with the amounts of insurance required by other lenders of mortgage loans secured by properties of a similar type in a similar geographic area. Mortgagor shall give Mortgagee prompt written notice if Mortgagor receives from any insurer any written notification or threat of any actions or proceedings regarding the non-compliance or non-conformity of the Mortgaged Property with any insurance requirements. For purposes hereof, references to "Mortgagee" shall also be deemed to include, without limitation, Mortgagee's successors, assigns or other designees.

               (d) In the event of the entry of a judgment of foreclosure, sale of the Mortgaged Property by non-judicial foreclosure sale, or delivery of a deed in lieu of foreclosure, Mortgagee hereby is authorized (without the consent of Mortgagor) to assign any and all Policies to the purchaser or transferee thereunder, or to take such other steps as Mortgagee may deem advisable to cause the interest of such transferee or purchaser to be protected by any of the Policies without credit or allowance to Mortgagor for prepaid premiums thereon.

               (e) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an "Insured Casualty"), the Mortgagor shall give prompt notice thereof to the Mortgagee and, provided Mortgagee makes the insurance proceeds available to Mortgagor, Mortgagor shall promptly repair the Mortgaged Property to be at least equal value and of substantially the same character as prior to such damage, all to be effected in accordance with applicable law and plans and specifications approved in advance by Mortgagee. The expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Mortgagor to Mortgagee upon demand.

               (f) In case of loss or damages covered by any of the Policies, the following provisions shall apply:

                    (i) In the event of an Insured Casualty that does not exceed $250,000, Mortgagor may settle and adjust any claim without the consent of Mortgagee and agree with the insurance company or companies on the amount to be paid upon the loss; provided that such adjustment is carried out in a competent and timely manner. In such case, Mortgagor is hereby authorized to collect and receipt for any such insurance proceeds.


                    (ii) In the event an Insured Casualty shall exceed $250,000, then and in that event, Mortgagee may settle and adjust any claim without the consent of Mortgagor and agree with the insurance company or companies on the amount to be paid on the loss and the proceeds of any such policy shall be due and payable solely to Mortgagee and held in escrow by Mortgagee in accordance with the terms of this Mortgage.

                    (iii) In the event of any Insured Casualty, if (A) the loss is in an aggregate amount less than twenty-five percent (25%) of the portion of the original principal balance of the Note equal to the initial Allocated Loan Amount (as defined in the Cash Management, Collateral and Security Agreement) of the Mortgaged Property, and (B), in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within nine
     (9) months after insurance proceeds are made available to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Insured Casualty) and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the outstanding balance of the Debt, and such restoration can be completed on or before six (6) months prior to the Maturity Date of the Loan, and (C) no Event of Default (hereinafter defined) shall have occurred and be then continuing, then the proceeds of insurance shall be applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to Insured Casualty, as provided for below; and Mortgagor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided, however, in any event Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

                    (iv) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Debt or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below. Any such application to the Debt shall not be considered a voluntary prepayment requiring payment of the prepayment consideration provided in the Note, and shall not reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.

                    (v) In the event Mortgagor is entitled to reimbursement out of insurance proceeds held by Mortgagee, such proceeds shall be disbursed from time to time upon Mortgagee being furnished with (A) evidence satisfactory to it (which evidence may include inspection[s] of the work performed) that the restoration, repair, replacement and rebuilding covered by the disbursement has been completed substantially in accordance with plans and specifications approved by Mortgagee, such approval not to be unreasonably withheld or delayed, (B) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (C) assurances satisfactory to Mortgagee that sufficient funds are available, in addition to the proceeds of insurance, to complete the proposed restoration, repair, replacement and rebuilding, and (D) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve; and Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work, such approval not to be unreasonably withheld or delayed. With respect to disbursements to be made by Mortgagee: (A) no payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time;
     (B) funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and (C) at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien and the costs described in Subsection (vi) below. Any surplus which may remain out of insurance proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall be paid, at Mortgagee's option, (x) to Mortgagee and applied to repay the Debt on subsequent Payment Dates or (y) to Mortgagor, but subject to the rights of any other party entitled thereto. In no event shall Mortgagee assume any duty or obligation for the adequacy, form or content of any such plans and specifications, nor for the performance, quality or workmanship of any restoration, repair, replacement and rebuilding.

                    (vi) Notwithstanding anything to the contrary contained herein, the proceeds of insurance reimbursed to Mortgagor in accordance with the terms and provisions of this Mortgage shall be reduced by the reasonable costs (if any) incurred by Mortgagee in the adjustment and collection thereof and by the reasonable costs incurred by Mortgagee of paying out such proceeds (including, without limitation, reasonable attorneys' fees and costs paid to third parties for inspecting the restoration, repair, replacement and rebuilding and reviewing the plans and specifications therefor).

          4. Payment of Taxes and Other Charges. Subject to the provisions of Section 5 below, Mortgagor shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "Taxes") and all ground rents, maintenance charges, other governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "Other Charges") as the same become due and payable. Mortgagor will deliver to Mortgagee, promptly upon Mortgagee's request, evidence satisfactory to Mortgagee that the Taxes and Other Charges have been so paid or are not then delinquent. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Property. Mortgagor shall furnish to Mortgagee or its designee receipts for the payment of the Taxes, Other Charges and said utility services prior to the date the same shall become delinquent; provided, however, that Mortgagor is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Mortgagee pursuant to Section 5 hereof.

          5. Tax and Insurance Escrow Fund. On the Closing Date, Mortgagor shall make an initial deposit to the Tax and Insurance Escrow Fund, as hereinafter defined, in an amount which, when added to the monthly amounts to be deposited as specified below, will be sufficient in the estimation of Mortgagee to satisfy the next due taxes, assessments, insurance premiums and other similar charges, one month prior to their respective due dates.
Beginning on the date the first constant monthly payment is due under the Note, and on the first day of each calendar month thereafter, Mortgagor shall, at the option of Mortgagee or its designee (including the servicer of the Debt), pay to Mortgagee (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Mortgagee to be payable, during the next ensuing twelve (12) months, and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Escrow Fund"); provided, that notwithstanding the foregoing, the amount referred to in the preceding clause
(a) shall be adjusted downward to reflect any Taxes which Wal-Mart Stores Inc. as tenant pays directly to the applicable governmental authority. Mortgagee may, in its sole discretion, retain a third party tax consultant to obtain tax certificates or other evidence or estimates of tax due or to become due or to verify the payment of taxes and Mortgagor will promptly reimburse Mortgagee for the reasonable cost of retaining any such third parties or obtaining such certificates. Any unpaid reimbursements for the aforesaid shall be added to the Debt. The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Mortgagor to Mortgagee. Mortgagor hereby pledges to Mortgagee any and all monies now or hereafter deposited in the Tax and Insurance Escrow Fund as additional security for the payment of the Debt. Mortgagee will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Mortgagor pursuant to Sections 3 and 4 hereof. In making any payment relating to the Tax and Insurance Escrow Fund, Mortgagee may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3 and 4 hereof, Mortgagee shall credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. In allocating such excess, Mortgagee may deal with the person shown on the records of Mortgagee to be the owner of the Mortgaged Property. If at any time Mortgagee determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay the items set forth in (a) and (b) above, Mortgagee shall notify Mortgagor of such determination and Mortgagor shall increase its monthly payments to Mortgagee by the amount that Mortgagee estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be. Upon the occurrence of an Event of Default, Mortgagee may apply any sums then present in the Escrow Fund to the payment of the following items in any order in its sole discretion. Until expended or applied as above provided, any amounts in the Tax and Insurance Escrow Fund shall constitute additional security for the Debt. The Tax and Insurance Escrow Fund shall not constitute a trust fund and may only be commingled with other monies held by Mortgagee as collateral for the Debt (or, in the event of a Secondary Market Transaction, such transaction). Unless otherwise required by applicable law, no earnings or interest on the Tax and Insurance Escrow Fund shall be payable to Mortgagor even if the Mortgagee or its servicer is paid a fee and/or receives interest or other income in connection with the deposit or placement of such fund (in which event such income shall be reported under Mortgagee's or its servicer's tax identification number, as applicable). Upon payment of the Debt and performance by Mortgagor of all its obligations under this Mortgage and the other Loan Documents, any amounts remaining in the Tax and Insurance Escrow Fund shall be refunded to Mortgagor.

          6. Replacement Reserve Fund. Mortgagor and the other mortgagors pledging properties securing the Note shall pay to Mortgagee beginning on the date the first constant monthly payment is due under the Note, and on the first day of each calendar month thereafter, an amount equal to one-twelfth of $251,805, the amount estimated by Mortgagee in its sole discretion to be due for replacements and repairs required to be made to the Mortgaged Property and the other properties pledged to secure the Note during the calendar year for the replacements and repairs deemed reasonably necessary by Mortgagee (the "Replacement Reserve Fund"). Mortgagor hereby pledges (and grants a lien and security interest) to Mortgagee any and all monies now or hereafter deposited in the Replacement Reserve Fund as additional security for the payment of the Debt. As required in Section 17 below, Mortgagor shall deliver to Mortgagee a capital expenditure budget (the "Capital Expenditure Budget") itemizing the replacements and capital repairs which are anticipated to be made to the Mortgaged Property during the next immediately succeeding calendar year. Provided that no Event of Default shall exist and remain uncured, Mortgagee shall make disbursements from the Replacement Reserve Fund as requested, in writing, by Mortgagor, and approved by Mortgagee, such approval not to be unreasonably withheld, on a quarterly basis in increments of no less than $10,000 upon delivery by Mortgagor of copies of invoices for the amounts requested, a certification from the Mortgagor stating: (a) the nature and type of the related replacement or repair, (b) that the related replacement or repair has been completed in a good and workmanlike manner and (c) that the related replacement or repair has been paid for in full (or, with respect to requests in excess of $10,000, will be paid for in full from the requested disbursement) and, if required by Mortgagee, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Any disbursement by Mortgagee hereunder for a capital item in excess of $10,000 and not already paid for by Mortgagor, shall be made by check, payable to the applicable contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with such capital item. Mortgagee may require an inspection of the Mortgaged Property at Mortgagor's expense prior to making a disbursement in order to verify completion of replacements and repairs for which reimbursement is sought. The Replacement Reserve Fund is solely for the protection of Mortgagee and entails no responsibility or obligation on Mortgagee's part beyond the payment of the costs and expenses described in this section in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. The Replacement Reserve Fund shall be held in an interest bearing account in Mortgagee's name at a financial institution selected by Mortgagee in its sole discretion. All earnings or interest on the Replacement Reserve Fund shall be and become part of such Replacement Reserve Fund and shall be disbursed as provided in this Section 6. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may apply any sums then present in the Replacement Reserve Fund to the payment of the Debt in any order in its sole discretion. Upon payment of the Debt and performance by Mortgagor of all its obligations under this Mortgage and the other Loan Documents, any amounts remaining in the Replacement Reserve Fund shall be refunded to Mortgagor. The Replacement Reserve Fund shall not constitute a trust fund and may only be commingled with other monies held by Mortgagee as collateral for the Debt (or, in the event of a Secondary Market Transaction, such transaction).

          7. Condemnation. (a) Mortgagor shall promptly give Mortgagee written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Mortgagee copies of any and all papers served in connection with such proceedings. Mortgagee is hereby irrevocably appointed as Mortgagor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for said condemnation or eminent domain and to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Mortgage. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Mortgagor shall continue to pay the Debt at the time and in the manner provided for its payment in the Note, in this Mortgage and the other Loan Documents and the Debt shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Mortgagee to the discharge of the Debt. Mortgagee shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein and in the Note. Mortgagor shall cause the award or payment made in any condemnation or eminent domain proceeding, which is payable to Mortgagor, to be paid directly to Mortgagee. Subject to the provisions of Section 7(b), Mortgagee may apply any such award or payment to the reduction or discharge of the Debt whether or not then due and payable (such application to be without any prepayment consideration, except that if an Event of Default has occurred and is continuing, then such application shall be subject to the prepayment consideration computed in accordance with the Note). If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such award or payment, and prior to the payment in full of the Debt, Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said award or payment, or a portion thereof sufficient to pay the Debt.

               (b) Notwithstanding the provisions of Subsection (a) above, in the event of a condemnation of less than all of the Mortgaged Property where:
(i) no Event of Default shall have occurred and be continuing; (ii) the condemnation will not, in Mortgagee's sole reasonable discretion, result in a material adverse effect to the use or operation of the Mortgaged Property, the Mortgagor's ability to make payments hereunder, or the operating income from the Mortgaged Property; and (iii) the amount of any award or payment that is uncontested shall have been paid to Mortgagee, then Mortgagee and Mortgagor shall jointly make any such compromise or settlement hereunder, or otherwise adjudicate such claim, and such award or payment (less amounts payable to Mortgagee for its costs and expenses incurred in connection therewith) shall be paid by Mortgagee to Mortgagor in the same manner as provided by Subsection 3(f)(v) above to restore the Mortgaged Property to an architecturally and functionally compatible condition.

          8. Representations Concerning Loan. Mortgagor represents, warrants and covenants as follows:

               (a) The Mortgagor shall comply with all of the recommendations concerning the maintenance and repair of the Mortgaged Property which are contained in the inspection and engineering report which was delivered to Mortgagee in connection with the origination of the Loan.

               (b) In the event Mortgagor decides to engage a third party management company to manage the Mortgaged Property, Mortgagor agrees to engage a management company reasonably satisfactory to Mortgagee, pursuant to a management agreement reasonably satisfactory to Mortgagee, and to cause such management company to execute the Acknowledgment of Property Manager in form and substance as executed by the existing manager of the Mortgaged Property in connection with the Loan, and to deliver to Mortgagee promptly upon such engagement, a fully-executed copy of the management agreement, together with the Acknowledgment of Property Manager signed by such manager.

               (c) In the event Mortgagee determines in its sole and reasonable discretion that the quality of management for the Mortgaged Property has deteriorated, Mortgagee shall provide to Mortgagor written notice of such deterioration and thirty (30) days from the date of such notice to remedy such deterioration. In the event Mortgagee is not satisfied that the deterioration has been remedied, Mortgagor agrees to engage a management company reasonably satisfactory to Mortgagee within thirty (30) days after the expiration of such thirty (30) day period, pursuant to a management agreement reasonably satisfactory to Mortgagee, and to cause such management company to execute the Acknowledgment of Property Manager in form and substance as executed by the existing manager of the Mortgaged Property in connection with the Loan, and to deliver to Mortgagee promptly upon such engagement, a fully-executed copy of the management agreement, together with the Acknowledgment of Property Manager signed by such manager.

               (d) The representations and warranties contained in the Closing Certificate executed by Mortgagor in connection with the Note (which certificate constitutes one of the Loan Documents) are true and correct and Mortgagor shall observe the covenants contained therein.

          9. Single Purpose Entity/Separateness. Mortgagor represents, warrants and covenants as follows:

               (a) Mortgagor does not own and will not own any asset or property other than (i) the Mortgaged Property, and (ii) incidental personal property necessary for the ownership or operation of the Mortgaged Property.

               (b) Mortgagor will not engage in any business other than the ownership, management and operation of the Mortgaged Property and Mortgagor will conduct and operate its business as presently conducted and operated.

               (c) Other than any lease of a portion of the Mortgaged Property dated as of the date hereof, Mortgagor will not enter into any contract or agreement with any guarantor of the Debt or any part thereof (a "Guarantor") or any party which is directly or indirectly controlling, controlled by or under common control with Mortgagor or Guarantor (an "Affiliate"), except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any Guarantor or Affiliate.

               (d) Mortgagor has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt, (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances; and (iii) debt incurred in the financing of equipment and other personal property used on the Mortgaged Property. No indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by the Mortgaged Property.

               (e) Mortgagor has not made and will not make any loans or advances to any third party, nor to Guarantor, any Affiliate or any constituent party of Mortgagor.

               (f) Mortgagor is and will remain solvent and Mortgagor will pay its debts from its assets as the same shall become due.

               (g) Mortgagor has done or caused to be done and will do all things necessary, to preserve its existence, and Mortgagor will not, nor will Mortgagor permit Guarantor to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Mortgagor or Guarantor in a manner which would adversely affect the Mortgagor's existence as a single-purpose entity, without the prior written consent of Mortgagee.

               (h) Mortgagor will maintain books and records and bank accounts separate from those of its Affiliates and any constituent party of Mortgagor (other than any other maker of the Note).

               (i) Mortgagor will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate, any constituent party of Mortgagor or any Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks; provided, that such items may identify its relationship vis-a-vis the Guarantor.

               (j) Mortgagor will preserve and keep in full force and effect its existence, good standing and qualification to do business in the state in which the Mortgaged Property is located.

               (k) Mortgagor will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

               (l) Neither Mortgagor nor any constituent party of Mortgagor will seek the dissolution or winding up, in whole or in part, of Mortgagor, nor will Mortgagor merge with or be consolidated into any other entity (other than any other maker of the Note).

               (m) Mortgagor will not commingle the funds and other assets of Mortgagor with those of any Affiliate, any Guarantor, any constituent party of Mortgagor or any other person (other than any other maker of the Note).

               (n) Mortgagor has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party of Mortgagor, Affiliate, Guarantor or any other person.

               (o) Mortgagor does not and will not hold itself out to be responsible for the debts or obligations of any other person (other than any other maker of the Note) (provided, that the foregoing shall not prevent Mortgagor from being and holding itself responsible for expenses incurred or obligations undertaken by the property manager of the Mortgaged Property in respect of its duties regarding the Mortgaged Property).

               (p) Mortgagor shall obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Mortgage.

               (q) If Mortgagor is a limited partnership, each general partner (each, an "SPC Party") shall be a corporation whose sole asset is its interest in Mortgagor and each such SPC Party will at all times comply, and will cause Mortgagor to comply, with each of the representations, warranties, and covenants contained in this Section 9 as if such representation, warranty or covenant was made directly by such SPC Party.

               (r) Mortgagor shall at all times cause there to be at least one duly appointed member of the board of directors (an "Independent Director") of Mortgagor and each SPC Party in Mortgagor reasonably satisfactory to Mortgagee who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five years (i) a shareholder of, or an officer, director, partner or employee of, Mortgagor or any of its shareholders, subsidiaries or affiliates (other than any other maker of the Note or its corporate general partner, if applicable), (ii) a customer of, or supplier to, Mortgagor or any of its shareholders, subsidiaries or affiliates,
(iii) a person or other entity controlling or under common control with any such shareholder, partner, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer of Mortgagor. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

               (s) Mortgagor shall not cause or permit the board of directors of each SPC Party in Mortgagor to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the vote of the board of directors of Mortgagor and/or any SPC Party in Mortgagor unless at the time of such action there shall be at least one member who is an Independent Director.

               (t) Mortgagor shall conduct its business so that the assumptions made with respect to Mortgagor in that certain opinion letter dated of even date herewith (the "Nonconsolidation Opinion") delivered by Robinson Silverman Pearce Aronsohn & Berman LLP in connection with the Loan shall be true and correct in all respects.

          10. Maintenance of Mortgaged Property. Mortgagor shall cause the Mortgaged Property to be operated and maintained in a good and safe condition and repair and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. Mortgagor shall not use, maintain or operate the Mortgaged Property in any manner which constitutes a public or private nuisance or which makes void, voidable, or cancelable, or materially increases the premium of, any insurance then in force with respect thereto. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for alteration or demolition permitted by the tenants under the Leases and for normal replacement of the Equipment) without the consent of Mortgagee. Mortgagor shall promptly comply in all material respects with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof. Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 7 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Premises.

          11. Use of Mortgaged Property. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof, nor shall Mortgagor initiate, join in, acquiesce in, or consent to any zoning change or zoning matter affecting the Mortgaged Property. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee. Mortgagor shall not permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof and shall not take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of management. Mortgagor will not install or permit to be installed on the Premises any underground storage tank without the written consent of Mortgagee.

          12.  Transfer or Encumbrance of the Mortgaged Property.
(a) Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor in owning and operating properties such as the Mortgaged Property in agreeing to make the loan secured hereby, and that Mortgagee will continue to rely on Mortgagor's ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Mortgagor default in the repayment of the Debt, Mortgagee can recover the Debt by a sale of the Mortgaged Property. Without the prior written consent of Mortgagee:

                    (i) neither Mortgagor nor any other Person having an ownership or beneficial interest in Mortgagor shall (A) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign any interest in the Mortgaged Property or any part thereof (including any partnership or any other ownership interest in Mortgagor); (B) further encumber, alienate, grant a lien or grant any other interest in the Mortgaged Property or any part thereof (including any partnership or other ownership interest in Mortgagor), whether voluntarily or involuntarily; or
     (C) enter into any easement or other agreement granting rights in or restricting the use or development of the Mortgaged Property;

                    (ii) no new general partner, member, shareholder or limited partner having the ability to control the affairs of Mortgagor shall be admitted to or created in Mortgagor (nor shall any existing general partner or member or shareholder or controlling limited partner withdraw from Mortgagor), and no change in Mortgagor's organizational documents relating to control over Mortgagor and/or the Mortgaged Property shall be effected; and

                    (iii) no transfer shall be permitted which would cause Kranzco Realty Trust ("Kranzco") to own less than fifty-one percent (51%) of the beneficial interest in Mortgagor and the Mortgaged Property and less than one hundred percent (100%) of the voting stock in the corporate general partner or managing member of Mortgagor and not to have the power to direct the affairs of Mortgagor;

provided, that notwithstanding the foregoing, no sale of the Mortgaged Property by the Mortgagor may occur prior to the fourth (4th) anniversary of the date of this Mortgage and any such sale after the fourth (4th) anniversary of the date of this Mortgage may only be consummated in accordance with the provisions of this Mortgage and the Cash Management, Collateral and Security Agreement, dated as of the date hereof by and among Mortgagor and the other mortgagors pledging properties securing the Note, Mortgagee and LaSalle National Bank, as collateral agent (the "Cash Management, Collateral and Security Agreement").

               (b) As used in this Section 12, "transfer" shall include (i) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rents, (iii) the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of any partnership interest in any general partner in Mortgagor that is a partnership or membership interest in any managing member in Mortgagor that is a limited liability company, (iv) the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of any voting stock in any general partner in Mortgagor that is a corporation, and (v) a transfer of management of the Mortgaged Property to an entity other than Kranzco; "transfer" shall not include:

               (A) the leasing of portions of the Mortgaged Property so long as Mortgagor complies with the provisions of the Loan Documents relating to such leasing activity;

               (B) the transfers of limited partnership interests in Mortgagor so long as the results of such transfers do not result in the transfer of more than 49% of the ownership or beneficial interest in the Mortgagor and the provisions of Subsections 12(a)(ii) and 12(a)(iii) are satisfied;

               (C) a transfer that occurs by inheritance, devise, or bequest or by operation of law upon the death of a natural person who is an owner of the Mortgaged Property or the owner of a direct or indirect ownership interest in Mortgagor; provided, that, if such person held a managerial or control position with respect to Mortgagor (as determined by Mortgagee), unless such person is replaced by another person acceptable to Mortgagee in its sole discretion within thirty (30) days after such death, such event shall be deemed to be a "transfer";

               (D) a sale or other disposition of obsolete or worn-out personal property which is contemporaneously replaced by comparable personal property of equal or greater value which is free and clear of liens, encumbrances and security interests other than those created by the Loan Documents;

               (E) the grant of an easement, if prior to the granting of the easement Mortgagor causes to be submitted to Mortgagee all information required by Mortgagee to evaluate the easement, and if Mortgagee determines that the easement will not materially affect the operation of the Mortgaged Property or Mortgagee's interest in the Mortgaged Property and Mortgagor pays to Mortgagee, on demand, all cost and expense incurred by Mortgagee in connection with reviewing Mortgagor's request;

               (F) purchases and sales of stock of Kranzco on a national stock exchange; or

               (G) a transfer of management of the Mortgaged Property pursuant to and in connection with or as a result of a merger of Kranzco with another entity; provided, that in the event a Secondary Market Transaction shall have occurred, such event referred to in this clause (G) shall not be a "transfer" only so long as it shall not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction by the Rating Agencies (as hereinafter defined).

               (c) Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Mortgagor's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property in violation of the provisions of this Section 12. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

               (d) Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Mortgagee in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer. In addition, prior to the effectiveness of any such transfer following the initial transfer, Mortgagee shall have received an assumption fee equal to one percent (1%) of the then unpaid principal balance of the Note.

               (e) Mortgagee's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property or any part thereof shall not be deemed to be a waiver of Mortgagee's right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property made in contravention of this section shall be null and void and of no force and effect.

               (f) Notwithstanding the foregoing provisions of Subsections 12(a) and (b) above, Mortgagee's consent to the one-time sale or transfer of the Mortgaged Property and the other mortgaged properties securing the Note will not be unreasonably withheld after consideration of all relevant factors, provided that:

                    (i) no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

                    (ii) the proposed transferee ("Transferee") shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Mortgagee;

                    (iii) the Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Mortgaged Property, and Mortgagee shall be provided with reasonable evidence thereof (and Mortgagee reserves the right to approve the Transferee without approving the substitution of the property manager);

                    (iv) unless otherwise waived by Mortgagee based on applicable guidelines of the Rating Agencies (as hereinafter defined), Mortgagee shall have recommendations in writing from the Rating Agencies to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction (as hereinafter defined). The term "Rating Agencies" as used herein shall mean each of Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch/IBCA Inc., or any other nationally-recognized statistical rating agency which has been approved by Mortgagee;

                    (v) the Transferee shall have executed and delivered to Mortgagee an assumption agreement in form and substance acceptable to Mortgagee, evidencing such Transferee's agreement to abide and be bound by the terms of the Note, this Mortgage and the other Loan Documents together with such legal opinions and title insurance endorsements as may be reasonably requested by Mortgagee; and

                    (vi) Mortgagor shall have paid and Mortgagee shall have received the payments, fees, and reimbursements required under Section 12(d) hereof.

          13. Estoppel Certificates and No Default Affidavits. (a) Upon request, Mortgagor or Mortgagee shall within ten (10) days furnish the other with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

               (b)  After request by Mortgagee, Mortgagor shall within fifteen
(15) days furnish Mortgagee with a certificate reaffirming all representations and warranties of Mortgagor set forth herein and in the other Loan Documents as of the date requested by Mortgagee or, to the extent of any changes to any such representations and warranties, so stating such changes.

               (c) If the Mortgaged Property includes commercial property, Mortgagor shall deliver to Mortgagee tenant estoppel certificates from each commercial tenant at the Mortgaged Property that is a tenant occupying more than 5% of the rentable square footage of the Mortgaged Property or shall use commercially reasonable efforts to deliver, upon request, to Mortgagee tenant estoppel certificates from any other commercial tenant , in each case in form and substance reasonably satisfactory to Mortgagee (it being understood that anchor tenants shall be permitted to deliver their standard form), provided that Mortgagor shall not be required to deliver such certificates more frequently than two (2) times (or if a Secondary Market Transaction shall have occurred, one time) in any calendar year.

          14.  Taxes on Security; Documentary Stamps; Intangibles Tax.

               (a) Mortgagor shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Mortgagee. If there shall be enacted any law (a) deducting the Loan from the value of the Mortgaged Property for the purpose of taxation, (b) affecting any lien on the Mortgaged Property, or (c) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Mortgagor shall promptly pay to Mortgagee, on demand, all taxes, costs and charges for which Mortgagee is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Mortgagee may declare all amounts owing under the Loan Documents to be immediately due and payable. No prepayment consideration shall be imposed on any such payment.

               (b) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any. Mortgagor hereby agrees that, in the event that it is determined that additional documentary stamp tax or intangible tax is due hereon or any mortgage or promissory note executed in connection herewith (including, without limitation, the Note), Mortgagor shall indemnify and hold harmless Mortgagee for all such documentary stamp tax and/or intangible tax, including all penalties and interest assessed or charged in connection therewith. Mortgagor shall pay same within ten (10) days after demand of payment from Mortgagee.

               (c) Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

          15. No Credits on Account of the Debt. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

          16. Controlling Agreement. It is expressly stipulated and agreed to be the intent of Mortgagor and Mortgagee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mortgagee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Mortgage and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Mortgagee's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is Mortgagor's and Mortgagee's express intent that all excess amounts theretofore collected by Mortgagee shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Mortgagor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Mortgagee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum rate permitted under applicable law from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of the Mortgagee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

          17. Financial Statements. (a) The financial statements heretofore furnished to Mortgagee are, as of the dates specified therein, complete and correct and fairly present the financial condition of the Mortgagor and any other persons or entities that are the subject of such financial statements, and are prepared in accordance with generally accepted accounting principles in the United States of America consistently applied (or such other accounting basis reasonably acceptable to Mortgagee). Mortgagor does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Mortgagor and reasonably likely to have a materially adverse effect on the Mortgaged Property or the operation thereof for its current use, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operation or business of Mortgagor or any other persons or entities that are the subject of such financial statements from that set forth in said financial statements.

               (b) Mortgagor will maintain full and accurate books of accounts and other records reflecting the results of the operations of the Mortgaged Property and will furnish to Mortgagee the following items, each certified by Mortgagor as being true and correct and presented in such format as Mortgagee or its designee (including the servicer of the Debt) may reasonably request, as follows:

                    (i) Until the earlier to occur of (A) eighteen (18) months following the date hereof, or (B) a Secondary Market Transaction (hereinafter defined), Mortgagor shall furnish quarterly (or more frequently if requested by Mortgagee in connection with a Secondary Market Transaction) each of the items listed in Subsection (ii)(A), (ii)(B) and
     (ii) (C) below, but dated as of the last day of such quarter (collectively, the "Pre-Securitization Financials") within forty-five (45) days after the end of such quarter.

                    (ii) On or before sixty (60) days after the end of each calendar quarter: (A) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases by the term, renewal options (including rental base), space occupied, rental and other charges required to be paid, security deposit paid, real estate taxes paid by tenants, common area charges paid by tenants, tenant pass-throughs, any rental concessions or special provisions or inducements, tenant sales (if the tenant is required to report sales to Mortgagor), rent delinquencies, rent escalations, amounts taken in settlement of outstanding arrears, collections of rent for more than one (1) month in advance, continuous operation obligations, cancellation or "go dark" provisions, "non-competition" provisions (restricting Mortgagor or any tenant), any defaults thereunder and any other information reasonably required by Mortgagee; (B) quarterly and year to date operating statements prepared for each calendar quarter, each of which shall include an itemization of actual (not pro forma) capital expenditures during the applicable period; (C) a property balance sheet for such quarter; (D) a comparison of the budgeted income and expenses with the actual income and expenses for such quarter and year to date, together with an explanation of any material variances between budgeted and actual amounts for each line item therein (it being understood that Mortgagor shall supplement such explanation in more detail upon reasonable request of Mortgagee from time to time) and (E) any other operating expenses and revenues information reasonably requested by Mortgagee in order to calculate the Debt Service Coverage Test (as defined in the Cash Management, Collateral and Security Agreement) under the Cash Management, Collateral and Security Agreement.

                    (iii) Within one-hundred five (105) days following the end of each calendar year: (A) a written statement (rent roll) dated as of the last day of each such calendar year identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder; (B) annual operating statements prepared for such calendar year, which shall include an itemization of actual (not pro forma) capital expenditures during the applicable period, total revenues received, total expenses incurred, total debt service and total cash flow; and (C) an annual balance sheet and profit and loss statement of Mortgagor, each general partner, member or principal shareholder of Mortgagor, and any Guarantors in the form required by Mortgagee, prepared and certified by the respective Mortgagor, general partner, member or principal shareholder of Mortgagor and/or Guarantors, or if available, audited financial statements prepared by an independent certified public accountant acceptable to Mortgagee.

                    (iv) On or before December 1 of the year preceding the year to which such budget pertains, Mortgagor shall furnish to Mortgagee for its approval, such approval not to be unreasonably withheld or delayed, an annual budget (including the Capital Expenditure Budget and the TI/LC Budget) of the operation of the Mortgaged Property.

               (c) In the event that Mortgagor fails to provide to Mortgagee or its designee any of the financial statements, certificates, reports or information (the "Required Records") required by this Section 17 within thirty
(30) days after the date upon which such Required Record is due, Mortgagor shall pay to Mortgagee, at Mortgagee's option and in its sole discretion, an amount equal to $7,500 if the Required Records are not so delivered; provided that, Mortgagee has given at least ten (10) days prior written notice to Mortgagor of such failure by Mortgagor to timely submit the applicable Required Records. Notwithstanding the foregoing, in the event that Mortgagor fails to provide Mortgagee with Pre-Securitization Financials on or before the date they are due, Mortgagor shall pay to Mortgagee, at Mortgagee's option and in its sole discretion, an amount equal to $7,500 if the Pre-Securitization Financials are not so delivered.

          18. Performance of Other Agreements. Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property, except where the failure to observe or perform such term is not reasonably likely to have a material adverse effect on the Mortgagor, such determination of a material adverse effect to be in the sole discretion of the Mortgagee.

          19. Further Acts, Etc. (a) Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage or for facilitating the sale of the Loan and the Loan Documents as described in Subsection 19(b) below. Mortgagor, on demand, will execute and deliver and hereby authorizes Mortgagee to execute without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Mortgaged Property. Upon foreclosure, the appointment of a receiver or any other relevant action, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Mortgaged Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of perfecting and, after the occurrence and during the continuance of an Event of Default, exercising any and all rights and remedies available to Mortgagee at law and in equity, including, without limitation, such rights and remedies available to Mortgagee pursuant to this section.

               (b) Mortgagor acknowledges that Mortgagee and its successors and assigns may (i) sell this Mortgage, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Mortgage to one or more investors, (iii) sell this Mortgage, the Note and other Loan Documents to a depositor which entity shall deposit this Mortgage, the Note and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as a "Secondary Market Transaction"). Mortgagor shall cooperate with Mortgagee in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency involved in any Secondary Market Transaction. Mortgagor shall provide such information, legal opinions and documents relating to Mortgagor, Guarantor, if any, the Mortgaged Property and any tenants of the Improvements as Mortgagee may reasonably request in connection with such Secondary Market Transaction. Mortgagee shall be responsible for payment of the reasonable out-of-pocket expenses incurred by Mortgagor in complying with the two preceding sentences (other than amendments to the articles of incorporation or partnership agreement of Mortgagor referred to in an undelivered items letter). In addition, Mortgagor shall make available to Mortgagee all information concerning its business and operations that Mortgagee may reasonably request. Mortgagee shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms and investors involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction; provided, however, that Mortgagee shall use reasonable efforts to preserve the confidentiality of any nonpublic information. Mortgagee and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Mortgagor and Mortgagor indemnifies Mortgagee, its successors, assigns and their respective shareholders, employees, directors, officers, and agents (each an "Indemnified Party" and, collectively, the "Indemnified Parties") as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Mortgagee may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

          20. Recording of Mortgage, Etc. Upon the execution and delivery of this Mortgage and thereafter, from time to time, Mortgagor will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do.

          21. Reporting Requirements. Mortgagor agrees to give prompt notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor or the death, insolvency or bankruptcy filing of any Guarantor.

          22. Events of Default. Subject to the provisions of Section 23, the term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

               (a) if any portion of the Debt is not paid within ten (10) days from the date when the same is due;

               (b) if the Policies are not kept in full force and effect, or if certificates or copies of the Policies are not delivered to Mortgagee upon request;

               (c) if Mortgagor fails to timely provide any financial or accounting report;

               (d) if Mortgagor transfers or encumbers any portion of the Mortgaged Property in violation of Section 12 of this Mortgage;

               (e) if any representation or warranty of Mortgagor, or of any Guarantor, made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or document furnished to Mortgagee shall have been false or misleading in any material respect when made;

               (f) if Mortgagor or any Guarantor shall make an assignment for the benefit of creditors or if Mortgagor shall generally not be paying its debts as they become due;

               (g) if a receiver, liquidator or trustee of Mortgagor or of any Guarantor shall be appointed or if Mortgagor or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mortgagor or any Guarantor or if any proceeding for the dissolution or liquidation of Mortgagor or of any Guarantor shall be instituted and if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgagor or such Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

               (h) if Mortgagor shall be in default under any other mortgage or security agreement covering any part of the Mortgaged Property and otherwise permitted hereunder;

               (i) subject to Mortgagor's right to contest as provided herein, if the Mortgaged Property becomes subject to any mechanic's, materialman's, mortgage or other lien except a lien for local real estate taxes and assessments not then due and payable;

               (j) if Mortgagor fails to cure properly any violations of laws or ordinances affecting the Mortgaged Property;

               (k) except as permitted in this Mortgage, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Mortgagee;

               (l) damage to the Mortgaged Property in any manner which is not covered by insurance solely as a result of Mortgagor's failure to maintain insurance required in accordance with this Mortgage;

               (m) if Mortgagor or Guarantor shall continue to be in default under any term, covenant, or provision of the Note or any of the other Loan Documents, beyond applicable cure periods contained therein;

               (n) if without Mortgagee's prior consent, except as permitted in this Mortgage (i) the manager of the Mortgaged Property is removed by Mortgagor, or (ii) the manager for the Mortgaged Property approved by Mortgagee resigns and is not replaced within sixty (60) days by Mortgagor with a manager satisfactory to Mortgagee, (iii) there is any material change in any management agreement of the Mortgaged Property, or (iv) the manager engaged by Mortgagor and approved by Mortgagee fails to execute the Acknowledgment of Property Manager;

               (o) entry of a judgment in excess of $100,000 of which the Mortgagor has notice and the expiration of any appeal rights or the dismissal or final adjudication of appeals against Mortgagor and the same shall not have been discharged or bonded within thirty (30) days from the date of entry of which the Mortgagor has notice thereof;

               (p) the Mortgage shall cease to constitute a first-priority lien on the Mortgaged Property (other than in accordance with its terms);

               (q) seizure or forfeiture of the Mortgaged Property, or any portion thereof, or Mortgagor's interest therein, resulting from criminal wrongdoing or other unlawful action of Mortgagor, its affiliates, or any tenant in the Mortgaged Property under any federal, state or local law;

               (r) if, without Mortgagee's prior written consent, Mortgagor ceases to continuously operate the Mortgaged Property or any material portion thereof as the same use that is currently permitted under applicable zoning or other local laws for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Mortgagee and other than any tenant's space "going dark"); or

               (s) Mortgagor shall fail to deliver any item described in an undelivered items letter or other post-closing letter on or before the date set forth in such letter for the delivery of such item.

          23. Notice and Cure. Notwithstanding the foregoing, Mortgagee agrees to give to Mortgagor written notice as described below of (a) Mortgagor's failure to pay any part of the Debt when due (a "Monetary Default"), (b) a default referred to in Subsection 22(p) above (a "First Lien Default") and (c) a default referred to in Subsections 22(c), (h), (i), (j),
(l), (m), (q), (r) or (s) above (a "Nonmonetary Default"). Without limiting Mortgagee's rights to impose a late charge for Mortgagor's nonpayment as provided in the Note, Mortgagor shall have a period of ten (10) days from its receipt of notice in which to cure a Monetary Default which written notice period may run concurrently with the ten (10) day period referred to in Subsection 22(a), shall have a period of twenty (20) days from its receipt of notice to cure a First Lien Default and shall have a period of thirty (30) days from its receipt of notice in which to cure a Nonmonetary Default; provided, however, that if such Nonmonetary Default is reasonably susceptible of cure, but not within such thirty (30) day period, then Mortgagor shall be permitted up to an additional thirty (30) days to cure such default provided that Mortgagor diligently and continuously pursues such cure. Notwithstanding the foregoing, Mortgagee may, but shall not be required, to give notice of a Monetary Default or a recurrence of the same Nonmonetary Default more frequently than two times in any twelve-month period. A Monetary Default and/or First Lien Default and/or Nonmonetary Default (other than those referred to in Subsections 22 (c), (e), (h), (i), (j), (k) and (r)) shall nevertheless be an Event of Default for all purposes under the Loan Documents (including, without limitation, Mortgagee's right to collect Default Interest and any other administrative charge set forth in the Note) except that the acceleration of the Debt or other exercise of remedies shall not be prior to the expiration of the applicable cure and/or grace periods provided in Section 22 or in this section.

          24. Remedies. Upon the occurrence of an Event of Default and subject to applicable law and any applicable cure period, Mortgagee may, at Mortgagee's option, by Mortgagee itself, or otherwise, do any one or more of the following:

               (a) Right to Perform Mortgagor's Covenants. If Mortgagor has failed to keep or perform any covenant whatsoever contained in this Mortgage or the other Loan Documents, Mortgagee may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant; and any payment made or expense incurred in the performance or attempted performance of any such covenant, together with any sum expended by Mortgagee that is chargeable to Mortgagor or subject to reimbursement by Mortgagor under the Loan Documents, shall be and become a part of the Debt, and Mortgagor promises, upon demand, to pay to Mortgagee, at the place where the Note is payable, all sums so incurred, paid or expended by Mortgagee, with interest from the date when paid, incurred or expended by Mortgagee at the Default Rate (as defined and otherwise specified in the Note).

               (b) Right of Entry. Mortgagee may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Mortgaged Property, or any part thereof, and take exclusive possession of the Mortgaged Property and of all books, records, and accounts relating thereto and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection, or preservation of the Mortgaged Property, including without limitation the right to rent the same for the account of Mortgagor and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by the Mortgagee in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property and to apply the remainder of such Rents on the Debt in such manner as Mortgagee may elect. All such costs, expenses, and liabilities incurred by the Mortgagee in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Mortgagor and shall bear interest from the date of expenditure until paid at the Default Rate as specified in the Note, all of which shall constitute a portion of the Debt. If necessary to obtain the possession provided for above, the Mortgagee may invoke any and all legal remedies to dispossess Mortgagor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by the Mortgagee pursuant to this subsection, the Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of the Mortgagee in managing the Mortgaged Property unless such loss is caused by the willful misconduct of the Mortgagee, nor shall the Mortgagee be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. Mortgagor shall and does hereby agree to indemnify the Indemnified Parties for, and to hold the Indemnified Parties harmless from, any and all liability, loss, or damage, which may or might be incurred by any Indemnified Party under any such Lease or under or by reason hereof or the exercise of rights or remedies hereunder, and from any and all claims and demands whatsoever which may be asserted against any Indemnified Party by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any such Lease, INCLUDING, WITHOUT LIMITATION, ANY LIABILITY, LOSS, DAMAGE, OR CLAIM CAUSED BY OR RESULTING FROM THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY. Should any Indemnified Party incur any such liability, the amount thereof, including without limitation costs, expenses, and reasonable attorneys' fees, together with interest thereon from the date of expenditure until paid at the Default Rate as specified in the Note, shall be secured hereby, and Mortgagor shall reimburse such Indemnified Party therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation, or responsibility upon any Indemnified Party for the control, care, management, leasing, or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make any Indemnified Party responsible or liable for any waste committed on the Mortgaged Property by the tenants or by any other parties, or for any hazardous substances or environmental conditions on or under the Mortgaged Property, or for any dangerous or defective condition of the Mortgaged Property or for any negligence in the management, leasing, upkeep, repair, or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger. Mortgagor hereby assents to, ratifies, and confirms any and all actions of the Mortgagee with respect to the Mortgaged Property taken under this subsection.

               (c) Right to Accelerate. Mortgagee may, without notice except as provided in Section 23 above, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Mortgagor and all other parties obligated in any manner whatsoever on the Debt, declare the entire unpaid balance of the Debt immediately due and payable, and upon such declaration, the entire unpaid balance of the Debt shall be immediately due and payable.

               (d) Foreclosure-Power of Sale. Mortgagee may institute a proceeding or proceedings, judicial, or nonjudicial, by advertisement or otherwise, for the complete or partial foreclosure of this Mortgage or the complete or partial sale of the Mortgaged Property under the power of sale contained herein or under any applicable provision of law. Mortgagee may sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of Mortgagor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Mortgaged Property.

               (e) Rights Pertaining to Sales. Subject to the requirements of applicable law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Mortgaged Property under or by virtue of Subsection (d) above, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

                    (i) Mortgagee may conduct any number of sales from time to time. The power of sale set forth above shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property which shall not have been sold, nor by any sale which is not completed or is defective in Mortgagee's opinion, until the Debt shall have been paid in full.

                    (ii) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

                    (iii) After each sale, Mortgagee or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Mortgagor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as specified in the Note. Mortgagee is hereby appointed the true and lawful attorney-in-fact of Mortgagor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Mortgagor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, Mortgagor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Mortgagor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or such purchaser or purchasers all such instruments as may be advisable, in Mortgagee's judgment, for the purposes as may be designated in such request.

                    (iv) Any and all statements of fact or other recitals made in any of the instruments referred to in Subsection (e)(iii) above given by Mortgagee shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited.

                    (v) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Mortgagor to the fullest extent permitted by applicable law.

                    (vi) Upon any such sale or sales, Mortgagee may bid for and acquire the Mortgaged Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Debt the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Mortgagee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

                    (vii) Upon any such sale, it shall not be necessary for Mortgagee or any public officer acting under execution or order of court to have present or constructively in its possession any of the Mortgaged Property.

               (f) Mortgagee's Judicial Remedies. Mortgagee may proceed by suit or suits, at law or in equity, to enforce the payment of the Debt to foreclose the liens and security interests of this Mortgage as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to the Mortgagee under this Mortgage or the other Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of the Mortgagee.

               (g) Mortgagee's Right to Appointment of Receiver. Mortgagee, as a matter of right and (i) without regard to the sufficiency of the security for repayment of the Debt and without notice to Mortgagor, (ii) without any showing of insolvency, fraud, or mismanagement on the part of Mortgagor,
(iii) without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, and (iv) without regard to the then value of the Mortgaged Property, shall be entitled to the appointment of a receiver or receivers for the protection, possession, control, management and operation of the Mortgaged Property, including (without limitation), the power to collect the Rents, enforce this Mortgage and, in case of a sale and deficiency, during the full statutory period of redemption (if any), whether there be a redemption or not, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collection of such Rents. Mortgagor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

               (h) Mortgagee's Uniform Commercial Code Remedies. The Mortgagee may exercise its rights of enforcement under the Uniform Commercial Code in effect in the state in which the Mortgaged Property is located.

               (i) Other Rights. Mortgagee (i) may surrender the Policies maintained pursuant to this Mortgage or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Debt, and, in connection therewith, Mortgagor hereby appoints Mortgagee as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Mortgagor to collect such premiums; and (ii) may apply the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Tenant Improvement/Leasing Commission Escrow and/or the Deposit Account, Collection Account and Expense Account and any other funds held by Mortgagee toward payment of the Debt; and (iii) shall have and may exercise any and all other rights and remedies which Mortgagee may have at law or in equity, or by virtue of any of the Loan Documents, or otherwise.

               (j) Discontinuance of Remedies. In case Mortgagee shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Debt, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

               (k) Remedies Cumulative. All rights, remedies, and recourses of Mortgagee granted in the Note, this Mortgage and the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Mortgagor, the Mortgaged Property, or any one or more of them, at the sole discretion of Mortgagee; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Mortgagee exercising or pursuing any remedy in relation to the Mortgaged Property prior to Mortgagee bringing suit to recover the Debt; and (vi) in the event Mortgagee elects to bring suit on the Debt and obtains a judgment against Mortgagor prior to exercising any remedies in relation to the Mortgaged Property, all liens and security interests, including the lien of this Mortgage, shall remain in full force and effect and may be exercised thereafter at Mortgagee's option.

               (l) Election of Remedies. Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Mortgage or the other Loan Documents or affecting the obligations of Mortgagor or any other party to pay the Debt. For payment of the Debt, Mortgagee may resort to any collateral securing the payment of the Debt in such order and manner as Mortgagee may elect. No collateral taken by Mortgagee shall in any manner impair or affect the lien or security interests given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.

               (m) Bankruptcy Acknowledgment. In the event the Mortgaged Property or any portion thereof or any interest therein becomes property of any bankruptcy estate or subject to any state or federal insolvency proceeding, then Mortgagee shall immediately become entitled, in addition to all other relief to which Mortgagee may be entitled under this Mortgage, to obtain (i) an order from the Bankruptcy Court or other appropriate court granting immediate relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code so to permit Mortgagee to pursue its rights and remedies against Mortgagor as provided under this Mortgage and all other rights and remedies of Mortgagee at law and in equity under applicable state law, and (ii) an order from the Bankruptcy Court prohibiting Mortgagor's use of all "cash collateral" as defined under Section 363 of the Bankruptcy Code. In connection with such Bankruptcy Court orders, Mortgagor shall not contend or allege in any pleading or petition filed in any court proceeding that Mortgagee does not have sufficient grounds for relief from the automatic stay. Any bankruptcy petition or other action taken by the Mortgagor to stay, condition, or inhibit Mortgagee from exercising its remedies are hereby admitted by Mortgagor to be in bad faith and Mortgagor further admits that Mortgagee would have just cause for relief from the automatic stay in order to take such actions authorized under state law.

               (n) Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Mortgage, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Mortgagee from the Mortgaged Property, or the Tax and Insurance Escrow Fund, the Replacement Reserve Fund or the Tenant Improvement/Leasing Commission Escrow or sums received pursuant to Section 7 hereof, or proceeds from insurance which Mortgagee elects to apply to the Debt pursuant to
Section 3 hereof, shall be applied by Mortgagee to the Debt in the following order and priority: (i) to the payment of all expenses of advertising, selling, and conveying the Mortgaged Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums or other sums including reasonable attorneys' fees; (ii) to that portion, if any, of the Debt with respect to which no person or entity has personal or entity liability for payment (the "Exculpated Portion"), and with respect to the Exculpated Portion as follows: first, to accrued but unpaid interest, second, to matured principal, and third, to unmatured principal in inverse order of maturity;
(iii) to the remainder of the Debt as follows: first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Debt, and third, to prepayment of the unmatured portion, if any, of principal of the Debt applied to installments of principal in inverse order of maturity; (iv) the balance, if any or to the extent applicable, remaining after the full and final payment of the Debt to the holder or beneficiary of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Mortgagee shall hereby be entitled to rely exclusively on a commitment for title insurance issued to determine such priority); and (v) the cash balance, if any, to the Mortgagor. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Debt like any other payment. The balance of the Debt remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note and the other Loan Documents.

          25. Security Agreement. This Mortgage is both a real property mortgage or deed of trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this section the "Collateral"). Mortgagor hereby agrees with Mortgagee to execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may from time to time, reasonably consider necessary to create, perfect, and preserve Mortgagee's security interest herein granted. This Mortgage shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. All or part of the Mortgaged Property are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default shall occur and be continuing, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee after the occurrence of an Event of Default, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper. In the event of any change in name, identity or structure of Mortgagor, Mortgagor shall notify Mortgagee thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Mortgagor's obligations under the Note, this Mortgage and the other Loan Documents. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf, but only after providing the Mortgagor notice and the opportunity to do so, any financing or other statements signed only by Mortgagee, as Mortgagor's attorney-in-fact, in connection with the Collateral covered by this Mortgage. Notwithstanding the foregoing, Mortgagor shall appear and defend in any action or proceeding which affects or purports to affect the Mortgaged Property and any interest or right therein, whether such proceeding affects title or any other rights in the Mortgaged Property (and in conjunction therewith, Mortgagor shall fully cooperate with Mortgagee in the event Mortgagee is a party to such action or proceeding).

          26. Right of Entry. In addition to any other rights or remedies granted under this Mortgage, Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property at any reasonable time upon prior notice during the term of the Loan. The cost of such inspections or audits shall be borne by Mortgagor should an Event of Default exist, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Mortgagee. The cost of such inspections, if not paid for by Mortgagor following demand, may be added to the principal balance of the sums due under the Note and this Mortgage and shall bear interest thereafter until paid at the Default Rate.

          27. Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Mortgaged Property. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

          28.  Waiver of Setoff and Counterclaim, Marshalling, Statute of
Limitations, Automatic or Supplemental Stay, Etc.      (a)  All amounts due
under this Mortgage, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Mortgagor hereby waives the right to assert a setoff, counterclaim or deduction in any action or proceeding in which Mortgagee is a participant, or arising out of or in any way connected with this Mortgage, the Note, any of the other Loan Documents, or the Debt.

               (b) Mortgagor hereby expressly, irrevocably, and unconditionally waives and releases, to the extent permitted by law (i) the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling, sale in the inverse order of alienation, or any other right to direct in any manner the order or sale of any of the Mortgaged Property in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein; (ii) any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law; (iii) all benefits that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; and (iv) all notices of any Event of Default except as expressly provided herein.

               (c) To the extent permitted by applicable law, Mortgagee's rights hereunder shall continue even to the extent that a suit for collection of the Debt, or part thereof, is barred by a statute of limitations. Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt.

               (d) In the event of the filing of any voluntary or involuntary petition under the U.S. Bankruptcy Code (the "Bankruptcy Code") by or against Mortgagor (other than an involuntary petition filed by or joined in by Mortgagee), the Mortgagor shall not assert, or request any other party to assert, that the automatic stay under Section 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights it has by virtue of this Mortgage, or any other rights that Mortgagee has, whether now or hereafter acquired, against any guarantor of the Debt. Further, Mortgagor shall not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code or any other provision therein to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights it has by virtue of this Mortgage against any guarantor of the Debt. The waivers contained in this section are a material inducement to Mortgagee's willingness to enter into this Mortgage and Mortgagor acknowledges and agrees that no grounds exist for equitable relief which would bar, delay or impede the exercise by Mortgagee of Mortgagee's rights and remedies against Mortgagor or any guarantor of the Debt.

          29.  Contest of Certain Claims.  Notwithstanding the provisions of
Section 4 and Subsection 22(i) hereof, Mortgagor shall not be in default for failure to pay or discharge Taxes, Other Charges or mechanic's or materialman's lien asserted against the Mortgaged Property if, and so long as, (a) Mortgagor shall have notified Mortgagee of same within ten (10) days of obtaining knowledge thereof; (b) Mortgagor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (c) Mortgagor shall have furnished to Mortgagee a cash deposit, or an indemnity bond satisfactory to Mortgagee with a surety satisfactory to Mortgagee, in the amount of the Taxes, Other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (d) Mortgagor shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (f) notwithstanding the foregoing, Mortgagor shall immediately upon request of Mortgagee pay (and if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if the Mortgaged Property or any part thereof or interest therein is in immediate danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Mortgagee may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Mortgagee, the entitlement of such claimant is established.

          30. Recovery of Sums Required to Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

          31. Handicapped Access. (a) Mortgagor agrees that the Mortgaged Property shall at all times comply in all material respects with applicable requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively "Access Laws").

               (b) Notwithstanding any provisions set forth herein or in any other document regarding Mortgagee's approval of alterations of the Mortgaged Property, Mortgagor shall not alter the Mortgaged Property in any manner which would increase Mortgagor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Mortgagee may condition any such approval upon receipt of a certificate from an architect, engineer, or other person acceptable to Mortgagee of compliance with Access Laws.

               (c) Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

          32. Indemnification. Unless caused solely by an Indemnified Party's willful misconduct or gross negligence AND REGARDLESS OF WHETHER CAUSED BY AN INDEMNIFIED PARTY'S ORDINARY NEGLIGENCE, Mortgagor shall protect, defend, indemnify and save harmless the Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against any Indemnified Party by reason of (a) ownership of the Mortgage, the Mortgaged Property or any interest therein or receipt of any rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (e) any actions taken by any Indemnified Party in the enforcement of this Mortgage and the other Loan Documents; (f) any failure to act on the part of any Indemnified Party hereunder; (g) the payment or nonpayment of any brokerage commissions to any party in connection with the transaction contemplated hereby; and (h) the failure of Mortgagor to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Agreement, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Agreement is made. Any amounts payable to an Indemnified Party by reason of the application of this section shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by such Indemnified Party until paid.

          33.  Reserved.

          34. Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing, addressed to the address, as set forth above, of the party to whom such notice is to be given, or to such other address as Mortgagor or Mortgagee, as the case may be, shall designate in writing, and shall be deemed to be received by the addressee on (i) the day such notice is personally delivered to such addressee, (ii) the third (3rd) day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, (iii) the day following the day on which such notice is delivered to a nationally recognized overnight courier delivery service, or (iv) the day facsimile transmission is confirmed after transmission of such notice by telecopy to such telecopier number as Mortgagor or Mortgagee, as the case may be, shall have previously designated in writing.

          35. Authority. (a) Mortgagor (and the undersigned representative of Mortgagor, if any) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed; and (b) Mortgagor represents and warrants that Mortgagor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations.

          36. ERISA. (a) As of the date hereof and throughout the term of the Loan, (i) Mortgagor is not and will not be an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, and (ii) the assets of Mortgagor do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; and

               (b)  As of the date hereof and throughout the term of the Loan
(i) Mortgagor is not and will not be a "governmental plan" within the meaning of Section 3(3) of ERISA and (ii) transactions by or with Mortgagor are not and will not be subject to state statutes applicable to Mortgagor regulating investments of and fiduciary obligations with respect to governmental plans.

          37. Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

          38. Remedies of Mortgagor. In the event that a claim or adjudication is made that Mortgagee has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or the other Loan Documents, it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor's remedies shall be limited to injunctive relief or declaratory judgment.

          39. Sole Discretion of Mortgagee. Whenever pursuant to this Mortgage, Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

          40. Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage, or the other Loan Documents. Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclosure this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

          41. Liability. If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Mortgagee's consent to certain transfers of the Mortgaged Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

          42. Inapplicable Provisions. If any term, covenant or condition of this Mortgage is held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

          43. Headings, Etc. The headings and captions of various sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

          44. Counterparts. This Mortgage may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

          45. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," the word "Mortgagee" shall mean "Mortgagee and any subsequent holder of the Note," the word "Debt" shall mean "the Note and any other evidence of indebtedness secured by this Mortgage," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees, including, but not limited to, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

          46. Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Debt, or any part hereof.

          47. Assignments. Mortgagee shall have the right to assign or transfer its rights under this Mortgage and the other Loan Documents without limitation, including, without limitation, the right to assign or transfer its rights to a servicing agent. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage and the other Loan Documents.

          48. Survival of Obligations; Survival of Warranties and Representations. Each and all of the covenants and obligations of Mortgagor (other than warranties and representations contained herein) shall survive the execution and delivery of the Loan Documents and shall continue in full force and effect until the Debt shall have been paid in full, provided, however, that nothing contained in this Section 48 shall limit the obligations of Mortgagor except as otherwise set forth herein. In addition, any and all warranties and representations of Mortgagor contained herein shall survive the execution and delivery of the Loan Documents and shall survive for a period of one (1) year following any release of this Mortgage executed by Mortgagee and satisfaction of the loan evidenced by the Loan Documents, the transfer or assignment of this Mortgage, the entry of a judgment of foreclosure or sale of the Mortgaged Property by non judicial foreclosure or deed in lieu of foreclosure (including, without limitation, any transfer of the Mortgage by Mortgagee of any of its rights, title and interest in and to the Mortgaged Property to any party, whether or not affiliated with Mortgagee).

          49. Covenants Running with the Land. All covenants, conditions, warranties, representations and other obligations contained in this Mortgage and the other Loan Documents are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Mortgage has been fully released by Mortgagee.

          50. Governing Law; Jurisdiction. THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. MORTGAGOR AND MORTGAGEE HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING OUT OF OR RELATING TO THIS MORTGAGE.

          51. Time. Time is of the essence in this Mortgage and the other Loan Documents.

          52. No Third-Party Beneficiaries. The provisions of this Mortgage and the other Loan Documents are for the benefit of Mortgagor and Mortgagee and shall not inure to the benefit of any third party (other than any successor or assignee of Mortgagee). This Mortgage and the other Loan Documents shall not be construed as creating any rights, claims or causes of action against Mortgagee or any of its officers, directors, agents or employees in favor of any party other than Mortgagor, including, but not limited to, any claims to any sums held in the Tax and Insurance Escrow Fund, the Replacement Reserve Fund or the Tenant Improvement/Leasing Commission Escrow.

          53. Relationship of Parties. The relationship of Mortgagee and Mortgagor is solely that of debtor and creditor, and Mortgagee has no fiduciary or other special relationship with the Mortgagor, and no term or condition of any of the Loan Documents shall be construed to be other than that of debtor and creditor. Mortgagor represents and acknowledges that the Loan Documents do not provide for any shared appreciation rights or other equity participation interest.

          54.  Exculpation.

            Notwithstanding anything to the contrary contained herein, Borrower's liability hereunder shall be limited as set forth in Section 12 of the Note.

          55. Investigations. Any and all representations, warranties, covenants and agreements made in this Mortgage (and/or in other Loan Documents) shall survive any investigation or inspection made by or on behalf of Mortgagee.

          56.  Assignment of Leases and Rents.    Mortgagor acknowledges and
confirms that it has executed and delivered to Mortgagee an Assignment of Leases and Rents of even date (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Assignment of Leases and Rents"), intending that such instrument create a present, absolute assignment to Mortgagee of the Leases and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Rents and Leases, Mortgagor hereby assigns to Mortgagee, as further security for the Debt and the Obligations, the Leases and Rents. While any Event of Default exists, Mortgagee shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and Rents and in Section 24 hereof, including, without limitation, the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of the Leases and the Rents in this Mortgage and the absolute assignment of the Leases and the Rents in the Assignment of Rents and Leases, the terms of the Assignment of Rents and Leases shall control.

          57. WAIVER OF RIGHT TO TRIAL BY JURY. MORTGAGOR AND MORTGAGEE HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR AND MORTGAGEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR AND MORTGAGEE.

                           [Signature page follows]
          IN WITNESS WHEREOF, Mortgagor has executed this instrument the day and year first above written.


WITNESS:                           [MORTGAGOR]:


                                   ____________________________________
__________________________________ a __________________________________


                                   By: /s/ Robert H. Dennis
                                       ________________________________
                                        Name:   Robert H. Dennis
                                        Title:  Vice President

                                ACKNOWLEDGMENTS
                               (TO BE ATTACHED)

                                   EXHIBIT A
                               Legal Description